Recording Requested By                                        EXHIBIT 10.29 (e)
and When Recorded, Return to:

Mayer, Brown & Platt
350 South Grand Avenue
25th Floor
Los Angeles, California  90071-1563
Attention:  Leslie T. Tedrow
(213) 229-9500

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                     SECOND AMENDMENT TO BUILDING LEASE

    THIS SECOND AMENDMENT TO BUILDING LEASE (this "Second Amendment") is entered
                                                 ----------------
into as of December 17, 1993 (the "Execution Date"), by and between CIBC INC., a
                                   --------------
Delaware corporation ("Lessor"), and AMD INTERNATIONAL SALES & SERVICE, LTD., a
                       ------
Delaware corporation ("Lessee").
                       ------

                                   RECITALS
                                   --------

    A. Pursuant to that certain Building Lease, by and between Lessor and Lessee dated as of September 22, 1992 and recorded on September 22, 1992 as Instrument No. 11550954 in the Official Records of the Recorder of Santa Clara County, California, as amended by that certain First Amendment to Building Lease, dated as of December 22, 1992 and recorded on January 5, 1993, as Instrument No. 11720034 in Official Records of the Recorder of Santa Clara County, California (such Building Lease, as so amended, is referred to herein as the "Original Building Lease"), Lessor leases the Building (defined
     -----------------------
below) to Lessee and  Lessee leases the Building from Lessor.

    B. Lessee is in the process of renovating the Building and desires that Lessor finance a portion of those renovations.

    C. Lessor and Lessee desire to amend the Original Building Lease to (i) provide that all renovations being undertaken to the Building will be constructed for the benefit of Lessor and will be subject to the terms and conditions of the Original Building Lease, as amended hereby, (ii) provide the terms and conditions upon which Lessor will finance a portion of such renovations, and (iii) incorporate certain other changes and modifications to the Original Building Lease that have been agreed to by Lessor and Lessee.

    D. Concurrently herewith, Lessor and Lessee also are amending that certain Land Lease between Lessor and Lessee dated as of September 22, 1992 and recorded on September 22, 1992 as Instrument No. 11550953 in the Official Records of the Recorder of Santa Clara County, California, as amended by a certain First Amendment to Land Lease, dated as of December 22, 1992 and recorded on January 5, 1993 in the Official Records of the Recorder of Santa Clara County, California as Document No. 11720033, pursuant to which Lessor leases to Lessee certain land described in Appendix 1 attached hereto.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows (terms used by not defined herein shall have the meaning provided in the Original Building Lease):

A.  MODIFICATIONS TO BUILDING LEASE

    Lessor and Lessee hereby amend the Original Building Lease as follows, and all references in the Original Building Lease to "this Lease" or "the Lease" shall hereafter refer to said Original Building Lease as amended hereby:

    1.   Leased Property In Section 1.1., the following is hereby inserted after
         ---------------    -----------
"other improvements" in the first line of the indented paragraph: "including, without limitation, the Renovations".

    2.   Fixed Term.  In Section 1.2, the Expiration Date is hereby changed to
         ----------      -----------
December 22, 1995.

    3.   Lessor's Option to Renew.  The following Section 1.3 is hereby inserted
         ------------------------                 -----------
after Section 1.2:
      -----------

         1.3.  Lessor's Option to Renew. If Lessee has not delivered to Lessor a
               ------------------------
         written notice of Lessee's exercise of the Remarketing Option pursuant to Section 41.6(A), Lessor may elect to renew the Fixed Term of this
            ---------------
         Lease for an additional term of eight (8) years ending on the eighth anniversary date of the Expiration Date by notifying Lessee in writing of such renewal at least ninety (90) days, but not more than one hundred eighty (180) days, prior to the Expiration Date. Such election shall be within the absolute and sole discretion of Lessor, and nothing herein shall require Lessor to renew or extend the Fixed Term of this Lease. Lessee acknowledges that Lessor has not made any commitment, oral or written, to renew the Lease at the end of the Fixed Term. Any such renewal shall be on the same terms and conditions provided for in this Lease, or at the option of Lessor at the then prevailing rates. In the event Lessor elects to extend the Fixed Term as provided for above, Lessor shall also be required to extend the term of the Land Lease for the same period. In connection with any such renewal, Guarantor agrees to restate its Guaranty, in form and substance mutually satisfactory to Lessor and to Guarantor, guaranteeing the Leases during such renewal period. Nothing in this provision shall be construed to limit Lessee's existing rights under any of the Operative Agreements between Lessor and Lessee, including Lessee's rights to purchase the Leased Property as provided for herein.

     4.   Definitions.
          -----------

     (a)  The following definitions are hereby added to Section 2 in proper
                                                       ---------
alphabetical sequence:

          Advance:  a disbursement hereunder by Lessor for the funding of the
          -------
    Renovations or any portion thereof.

          Architect: Hellmuth, Obata & Kassabaum, Inc., a California
          ---------
    corporation.

          Architect's Agreement: means the Agreement For Design Services
          ---------------------
    Construction Management Edition, dated as of January 13, 1993, between Lessee and the Architect.

          Balance Due: means as of the date of determination the sum of the
          -----------
    Lessor Purchase Price plus the Funded Amount reduced by any Qualified Payments to the extent such application is permitted pursuant to the definition of Qualified Payments.

          Bonds:  the meaning specified in Section 21.3(b)(vii).
          -----                            --------------------

          Building:  means the Leased Property on the Land as of September 22,
          --------
    1992.

          Commitment Fees the meaning specified in Section 21.11.
          ---------------                          -------------

          Consent Agreement: means the Construction Consent Agreement dated as
          -----------------
    of December 22, 1992, by and between Lessor and Lessee.

          Construction Documents: means the Architects Agreement, the
          ----------------------
    Contractors Agreement, the Consent Agreement, the Plans and Specifications, and all soil reports and analyses. The Construction Documents shall also include all modifications and additions to the foregoing approved in writing by Lessor.

          Construction Schedule:  shall mean the deadlines for completion of
          ---------------------
    construction and the various construction milestones as provided for in the Consent Agreement.

          Contractor:  DPR Construction, Inc., a California corporation.
          ----------

          Contractors Agreement:  means the Agreement dated as of November 19,
          ---------------------
    1992, between Guarantor and the Contractor.

          Draw Request:  the meaning specified in Section 21.4(a)(i).
          ------------                            ------------------

          Execution Date:  the meaning set forth in the preamble.
          --------------

          Funded Amount:  means as of any date of determination the cumulative
          -------------
    aggregate sum of all Advances made in respect of the Renovations to date.

          Funding Termination Date:  means March 23, 1994
          ------------------------

          Lender:   means Long-Term Credit Bank of Japan, Ltd., Los Angeles
          ------
    Agency, and any other entity which provides financing to Lessor to fund its obligations hereunder or to refinance its interests in this Lease.

          Letter Agreement:  the meaning specified in Section 21.11.
          ----------------                            -------------

          LIBOR Office: means Lessor's office at 275 Battery Street, Suite 1840,
          ------------
    San Francisco, California, or such other office of Lessor as designated from time to time by notice from Lessor to Lessee, whether or not outside the United States, which shall be making or maintaining a loan with reference to LIBO Rates.

          Maximum Advance Amount:  means an amount equal to Twelve Million Five
          ----------------------
    Hundred Thousand Dollars ($12,500,000.00).

          Option Termination Date:  the meaning specified in Section 41.1(b).
          -----------------------                            ---------------

          Plans and Specifications:  means all of those certain plans and
          ------------------------
    specifications, dated July 28, 1993, issued by the Architect with respect to the Renovations, including (i) the portions thereof prepared by Sasco/Valley Electric covering electrical systems, and (ii) the portions thereof prepared by The Linford Company covering mechanical systems.

          Preconstruction Value:  the meaning specified in Section 21.3(b).
          ---------------------                            ---------------

          Qualified Payments: means all payments received by Lessor from time to
          ------------------
    time during the term of this Lease from any party (1) under any casualty insurance policy as a result of damage to the Leased Property or the Land,
    (2) as compensation for any restriction placed upon the use or development of the Leased Property or the Land or for the condemnation of the Leased Property or the Land or any portion of either thereof, (3) because of any final judgment, decree or award for injury or damage to the Leased Property or the Land, or as a result of any settlement, agreed to by Lessor and Lessee in writing, of any claim by Lessor for injury or damage to the
    Leased Property or the Land, or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property or the Land, but only to the extent that such payment compensates Lessor for such title defect (excluding, for example, reimbursement of legal fees or other defense costs); provided, however, that (x) in determining "Qualified Payments", there shall be deducted all expenses and costs of every kind, type and nature (including Taxes and attorneys' fees) incurred by Lessor with respect to the collection of such payments or the defense or prosecution of any claims,
    (y) "Qualified Payments" shall not include any payment to Lessor by Lender or a participant or Affiliate of or lender to Lessor that is made to compensate Lessor for Lender's or such the participant's or Affiliate's share of any costs, expenses, liabilities or losses which Lessor may incur as a result of any of the events described in the preceding clauses (1)
                                                                -----------
    through (4) and (z) "Qualified Payments" shall not include any payments
            ---
    received by Lessor that Lessor has paid to Lessee or any other person for the restoration or repair of the Leased Property or the Land or that Lessor is holding as escrowed proceeds (pursuant Section 47). For purposes of
                                              ----------
    computing the total Qualified Payments paid to or received by Lessor as of any date, payments described in the preceding clauses (1) through (4) will
                                                  -----------         ---
    be considered as escrowed proceeds (pursuant to Section 47), not Qualified
                                                    ----------
    Payments, until they are actually applied as Qualified Payments by Lessor, which will generally not occur until the first Installment Date which is at least three (3) Business Days after Lessor's receipt of the same; and provided further, that all insurance proceeds in connection with any damage to the Leased Property or the Land as provided for in Section 19 hereof (or
                                                          ----------
    Section 19 of the Land Lease) or condemnation proceeds relating to a Taking
    ----------
    as provided in Section 20 hereof (or Section 20 of the Land Lease) shall
                   ----------            ----------
    remain escrowed proceeds (pursuant to Section 47 hereof or
                                           ----------
in the Land Lease, as the case may be) and shall not be payable to Lessee nor reduce the Balance Due until and except as specifically provided for in Sections
                                                                        --------
19 and 20.  All Qualified Payments received by Lessor in connection with either
- - --     --
the Leased Property or the Land shall be first applied to reduce the Balance Due hereunder; any Qualified Payments received by Lessor which are in excess of the Balance Due hereunder shall be applied to reduce the "Balance Due" (as defined in the Land Lease) pursuant to the Land Lease.

     Renovations Budget:  the construction budget attached as Exhibit A to the
     ------------------                                       ---------
Consent Agreement.

     Renovations:  means all of the changes, modifications and improvements to
     -----------
be made to the Building (whether or not funded by Lessor) as described in the Plans and Specifications.

     Title Company:  Lawyers Title Insurance Corporation.
     -------------

     Title Policy:  the meaning specified in Section 21.4(a)(vi).
     ------------                            -------------------

     (b) The following definition is hereby deleted:  AT&T Occupancy Agreement.
                                                      ------------------------

     (c) In the definition of Business Day, the following is hereby inserted immediately after "San Francisco, California" in the third line of such definition: ", Los Angeles, California".

     (d)  The term "Casualty Termination Price" is hereby changed to "Casualty
                    --------------------------                        --------
Value Payment".  All references in the Original Building Lease to "Casualty
- - -------------
Termination Price" are hereby changed to "Casualty Value Payment".

     (e) The definition of Guaranty is hereby deleted and replaced with the
                           --------
following:

          Guaranty: that certain Amended and Restated Guaranty, dated as of the
          --------
     date hereof, made by Guarantor in favor of Lessor.

     (f) The definition of Land Lease is hereby deleted and replaced with the
                           ----------
following:

          Land Lease: means that certain Land Lease between Lessor and Lessee
          ----------
     dated as of September 22, 1992 and recorded as Instrument No. 11550953 in the Official Records of the Recorder of Santa Clara County, California, as amended by that certain First Amendment to Land Lease, dated as of December 22, 1992 and recorded on January 5, 1993 in the Official Records of the Recorder of Santa Clara County, California as Document No. 11720034, and as further amended by a certain Second Amendment to Land Lease, dated as of the date hereof, and recorded on __________, 1993 in the Official Records of the Recorder of Santa Clara County, California as Document No. _____.

     (g) In the definition of Legal Requirement, (i) the following is hereby
                              -----------------
inserted immediately after the phrase "whether foreseen or unforeseen and whether ordinary or extraordinary": "(including, without limitation, any zoning or building laws or ordinances, any noise abatement, occupancy, or environmental protection laws or regulations, or any rules, regulations or orders of any governmental agency), or any building permit or any condition, privilege, license, easement, right-of-way, covenant, restriction or grant (whether or not of record)", and (ii) the following is hereby added in clause (b) immediately
                                                       ----------
after the phrase "foregoing impose obligations on":  "Lessor, or".

     (h) In the definition of Lessee's Equipment, (i) the following is hereby
                              ------------------
inserted immediately after the phrase "installed at the Leased Property by Lessee or any sublessee or assignee of Lessee, at its cost": "and not purchased with funds advanced by Lessor", and (ii) the following is hereby inserted immediately after "removal systems" and preceding the closing parenthesis: ", all of which shall not constitute Lessee's Equipment".

     (i) The definition of Lessor Purchase Price is hereby deleted and replaced
                           ---------------------
with the following:

         Lessor Purchase Price:  an amount of $14,453,416.14, paid by Lessor to
         ---------------------
     acquire the Building.

     (j) The definition of LIBO Rate is hereby deleted and replaced with the
                                -------
following:

         LIBO Rate: means with respect to any Quarterly Period, an interest rate
         ---------
     per annum equal at all times during such Quarterly Period to the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which deposits (in an amount equal to the Balance Due as of the first day of any Quarterly Period) in United States dollars in immediately available funds are offered or are available to Lessor's LIBOR Office in the eurodollar interbank market at 10:00 a.m. (Pacific Standard Time) two Business Days before the first day of such Quarterly Period for a three (3) month period; provided, however, that if Lessee shall notify Lessor not less than four (4) Business Days prior to the first day of any Quarterly Period (except the second Quarterly Period in which a six (6) month LIBO Rate is already in effect, and except as otherwise provided below) that Lessee desires that the LIBO Rate for such Quarterly Period and the succeeding Quarterly Period be based on a six (6) month period, then the LIBO Rate with respect to such two (2) Quarterly Periods shall be an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal at all times during such two (2) Quarterly Periods to the rate of interest at which deposits (in an amount equal to the Balance Due as of the first day of the first of such two (2) Quarterly Periods) in United States dollars in immediately available funds are offered or are available to Lessor's LIBOR Office in the Eurobank interbank market at 10:00 a.m. (Pacific Standard Time) two (2) Business Days before the first day of the first of such two (2) Quarterly Periods for such six
     (6) month period. Lessee may not elect a six (6) month LIBO Rate with respect to any Quarterly Period expiring during the period beginning on the date hereof and ending on the first Installment Date after the earlier of
     (i) the Funding Termination Date, and (ii) the earliest date on which the Funded Amount equals the Maximum Advance Amount. If Lessor is unable to determine the LIBO Rate at any time, or Lessor shall determine that the introduction of any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful for Lessor to calculate rent based on the LIBO Rate, then the LIBO Rate for the applicable Quarterly Period shall be the Corporate Base Rate.

     (k)  The definition of LIBO Rent is hereby deleted and replaced with the
                            ---------
following:

          LIBO Rent:  as of an Installment Date means:
          ---------

          (a) with respect to the period beginning December 2, 1993 and ending December 21, 1993 (such period being a portion of the Quarterly Period beginning on September 22, 1993 and ending on December 21, 1993), an amount equal to $33,373.34; and

          (b) with respect to each Quarterly Period commencing after the date hereof, the quotient of (1) the product of (i) the Balance Due as of the beginning of the Quarterly Period in which such Installment Date falls (such Balance Due shall include the amount of any Advance made on the first day of such Quarterly Period), multiplied by (ii) the sum of 1% plus the rate obtained by dividing the LIBO Rate by a percentage equal to 100% minus the LIBO Reserve Percentage, multiplied by (iii) the number of actual days elapsed (including such Installment Date) in the Quarterly Period that includes such Installment Date, divided by (2) 360.

     As used herein, "LIBO Reserve Percentage" means the maximum reserve
                      -----------------------
     percentage applicable to Lessor for such Quarterly Period (or if more than one such percentage is applicable during such period, the daily average of such percentages for those days in such period during which each such percentage is applicable) under applicable law, including, without limitation, regulations issued from time to time by the Federal Reserve Board, for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including (x) eurocurrency liabilities in the amount of the above referenced portion of the Balance Due and having a maturity substantially the same as such Quarterly Period and (y) any other category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined. Lessor shall submit a certificate to Lessee which shall set forth in reasonable detail the basis for, calculation of and the amount of LIBO Rent, which certificate shall be conclusive and binding for all purposes, absent manifest error.

     (l)  The definition of Operative Agreements is hereby deleted and replaced
                            --------------------
with the following:

          Operative Agreements:  (i) this Lease, (ii) the Land Lease, (iii) the
          --------------------
     Guaranty, (iv) that certain Purchase and Sale Agreement, dated as of April 15, 1992, between American Telephone and Telegraph Company, as seller, and Guarantor, as buyer, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of August 10, 1992, and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of September 17, 1992, (v) that certain Restated Hazardous Materials Undertaking and Unsecured Indemnity, dated of even date herewith, by Lessee and Guarantor in favor of Lessor, (vi) that certain Assignment of Purchase and Sale Agreement dated as of September 21, 1992, made by Guarantor in favor of Lessor, (vii) that certain agreement, dated as of September 21, 1992, between American Telephone and Telegraph Company and Lessee, (viii) that certain Consent to Assignment of Purchase and Sale Agreement, dated as of September 21, 1992, made by American Telephone and Telegraph Company in favor of Lessor and Guarantor, (ix) the Consent Agreement, (x) the Letter Agreement, and (xi) any and all other documents executed by Lessee or Guarantor or any Affiliate of either thereof in connection with any of the foregoing.

     (m)  The term "Taking Termination Price" is hereby changed to "Taking Value
                    ------------------------                        ------------
Payment."  All references in the Original Building Lease to "Taking Termination
- - -------
Price" are hereby changed to "Taking Value Payment".

     5.   (a)  Basic Rent.  Section 3.1 is deleted in its entirety and replaced
               ----------   -----------
with the following language:

     Basic Rent. Lessee shall pay to Lessor Basic Rent by no later than 12:00
     ----------
     Noon (Los Angeles time) on each Installment Date. For purposes of this Lease, Basic Rent shall mean, as of an Installment Date, an amount equal to the sum of (i) LIBO Rent plus (ii) Capital Rent.

     (b) Additional Rent.  In Section 4, (i) the following is hereby inserted at
         ---------------      ---------
the end of clause (a), immediately preceding clause (b):  "including, without
           ----------                        ----------
limitation, the amounts required to be paid by Lessee to Lessor pursuant to

Sections 21.11 and 41.6.J,", and (ii) the reference to subdivision (b) of
- - --------------     ------
Section 25.1 in the parenthetical in the second sentence is hereby changed to
- - ------------
subdivision (c) of Section 25.1.  The following is hereby inserted at the end of
                   ------------
Section 4:
- - ---------

     "On April 22, 1994, Lessee shall pay (by check or other method of payment acceptable to Lessor and Lessee) to Lessor an amount equal to One Dollar ($1.00), which amount shall be applied against the Balance Due as of such date. On May 22, 1994, Lessor shall pay (by check or other method of payment acceptable to Lessor and Lessee) to Lessee an amount equal to One Dollar ($1.00), which amount shall be added to the Balance Due as of such date. The payments set forth in this grammatical paragraph of Section 4
                                                                   ---------
     shall not in any way affect the calculation of Basic Rent or any other sums due under this Lease."

     6.  Net Lease; No Counterclaim, Abatement, etc.  In Section 5, (i) the word
         -------------------------------------------     ---------
"fully" is hereby inserted preceding "net lease" in the first sentence, (ii) the phrase ", including, without limitation, the construction or financing of the Renovations" is hereby inserted at the end of the first sentence after "thereof", and (iii) the phrase "the construction of the Renovations or" is hereby inserted in clause (g) after "interference with".
                   ----------

     7.  Condition and Use of Leased Property.  In Section 6, the following is
         ------------------------------------      ---------
hereby added immediately at the end of the capitalized text: "LESSEE ACKNOWLEDGES THAT LESSEE IS SOLELY RESPONSIBLE FOR THE DESIGN, DEVELOPMENT AND CONSTRUCTION OF THE RENOVATIONS AND ANY OTHER ADDITIONS OR MODIFICATIONS TO THE BUILDING."

     8.  Alterations.  In Section 8, (i) the following is hereby inserted
         -----------      ---------
immediately preceding clause (a) in the first grammatical paragraph:  "(except
                      ----------
as otherwise contemplated pursuant to Section 21)", (ii) the phrase "(except
                                      ----------
with respect to the Renovations)" is hereby inserted in the fifth line of the second grammatical paragraph after the phrase "performance bond", and (iii) the following is hereby inserted at the end of such section: "Notwithstanding the foregoing, nothing in this Section 8 shall reduce or otherwise relieve Lessee of
                           ---------
any of its obligations and duties regarding the construction of the Renovations as provided for at Section 21."
                   ----------

     9.  Indemnification by Lessee.  In Section 12, (i) the first sentence is
         -------------------------      ----------
hereby revised to begin as follows: "Lessee will (to the fullest extent permitted by law) defend, protect, indemnify and save harmless Lessor, CIBC, any Assignee, any Lender and their respective successors, assigns, participants, officers, employees . . .".

     10.  Payment of Taxes, etc.  Section 14 is hereby modified as follows:
          ----------------------  ----------

          (a)  Clause (a) is hereby deleted and replaced with the following:
               ----------

               (a) Lessee shall hold Lessor harmless against and shall pay, prior to delinquency, whether or not payable directly by Lessee or Lessor or subject to withholding at the source: (i) all governmental taxes, assessments, levies, fees, water and sewer rents and charges, property taxes, licenses, permit fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, and all charges for utility or communications services, which, at any time prior to or during the term of this Lease, (A) are imposed or levied upon, assessed against or measured by (1) the Leased Property or the value thereof, or the revenues, rents, issues, income, awards, proceeds or profits thereof, (2) any Basic Rent, Additional Rent or other sum payable hereunder or (3) this Lease or the leasehold estate hereby created or (B) arise in respect of the occupancy, operation, possession, leasing, subleasing, construction, repair, rebuilding or use of the Leased Property; (ii) all transfer, sales, recording, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, occupancy, operation, possession, leasing, subleasing, construction, repair, rebuilding or use of the Leased Property; (iii) all taxes, assessments, levies, charges, fees, rents or payments in lieu of, or as a substitute for, those payments referred to in clauses (i) and (ii) above or any part
                                  -----------     ----
          thereof, whether or not expressly so designated; and (iv) all other taxes imposed on, with respect to, or in connection with the Operative Agreements and the transactions contemplated thereby, including any sale of the Leased Property pursuant to Section 41 (all of the
                                                  ----------
          foregoing being referred to collectively as "Taxes"). The foregoing
                                                       -----
          requirements of this Section 14(a) are subject to Lessee's rights
                               -------------
          under Section 17 hereof. If any such Taxes may legally be paid in
                ----------
          installments, Lessee may pay such Taxes in the installments due; provided, however, that in such event, Lessee shall pay all remaining installments (whether or not then due) prior to the expiration of this Lease or upon termination of this Lease, except if such expiration occurs as a result of Lessee purchasing the Leased Property pursuant to Section 41 hereof.
             ----------

          (b) In clause (b), item (iii) is hereby deleted, and item (iv) shall
                 ----------  ----------                        ---------
     now become item (iii).
                ----------

     11.  Permitted Contests.  In Section 17, insert the following in the first
          ------------------      ----------
sentence after the phrase "suppliers or vendors or lien therefor,": "or the claims of any other Person affecting the Leased Property or the Land (or any part thereof) or any Lien therefor,"

     12.  Risks To Be Insured.  In Section 18.1, (i) the reference in clause (x)
          -------------------      ------------                       ----------
to Lessor Purchase Price is hereby changed to Balance Due, and (ii) in clause
                                                                       ------
(e), the phrase "the Renovations or" is hereby inserted after "construction of".
- - ---

     13.  Total Destruction.  In Section 19.3, all references to the term
          -----------------      ------------
"Casualty Termination Price" are hereby changed to "Casualty Value Payment". All references to "Lessor Purchase Price" are hereby changed to "Balance Due".

     14.  Application of Insurance Proceeds.  In Section 19.4, the reference to
          ---------------------------------      ------------
"Lessor Purchase Price" is hereby changed to "Balance Due".  In clause (b), the
                                                                ----------
phrase "payment of the purchase price" is hereby changed to "payment of the Casualty Value Payment".

     15.  Total Taking.  In Section 20.3, all references to "Taking Termination
          ------------      ------------
Price" are hereby changed to "Taking Value Payment". All references to "Lessor Purchase Price" are hereby changed to "Balance Due".

     16.  Application of Awards.  In Section 20.4, the phrase in clause (iii):
          ---------------------      ------------                ------------
"Lessor and shall be applied to reduce the Lessor Purchase Price" is hereby changed to "Lessor as Qualified

Payments and shall be applied to reduce the Balance Due (to the extent so provided under the definition of `Qualified Payments')". In clause (b), the
                                                             ----------
phrase "payment of the purchase price" is hereby changed to "the Taking Value Payment".

     17.  Renovation of the Building.  The following Section 21 is hereby
          --------------------------                 ----------
inserted as the new Section 21 (replacing "Intentionally Omitted"):
                    ----------             ---------------------

          21.  Renovation of the Building.
               --------------------------

          21.1. Construction and Funding of the Renovations. The construction of
                -------------------------------------------
     the Renovations shall be carried out and constructed in accordance with each of the terms and conditions of and shall be constructed and completed within the time periods set forth in the Construction Schedule. In the event of any conflict between the Consent Agreement and this Lease, the terms and conditions of this Lease shall control. All of the Renovations shall be part of the Leased Property and subject to Lessor's interest as provided for in this Lease. Lessor shall reimburse Lessee for costs and expenses incurred and paid by Lessee for such construction pursuant to the terms of this Section 21; provided, however, in no event will the total of
                   ----------  --------  -------
     all Advances exceed the Maximum Advance Amount. Lessee agrees to fund all amounts necessary to complete construction of the Renovations in excess of the Maximum Advance Amount. Lessee acknowledges that Lessor is not under any obligation to advance any portion of the funds previously advanced by Lessor pursuant to this Section 21 which are repaid to Lessor by Lessee or
                             ----------
     by any third party as contemplated herein. Lessor shall not be liable to Lessee for a failure to fund pursuant to this Section 21 to the extent
                                                   ----------
     Lender, for any reason, does not advance amounts to Lessor pursuant to any loan agreements and other documents entered into between Lessor and Lender, unless Lender's failure to fund is attributable to a failure of Lessor to perform its obligations under any such loan agreement or other such documents.

          21.2. Request for Construction Funding. During the Fixed Term, but not
                --------------------------------
     later than March 8, 1994, Lessee may request Lessor to provide funding on the first day of the next occurring Quarterly Period for the construction of the Renovations. Each such request shall be in writing and presented to the Lessor not less than ten (10) Business Days prior to the date specified for funding the Advance. Each request for funding shall be for an amount not less than One Million Dollars ($1,000,000).

          21.3. Conditions Precedent to Initial Funding. The obligation of
                ---------------------------------------
     Lessor to make the initial Advance hereunder for construction of the Renovations shall be subject to the following conditions precedent:

     (a)  Lessor Approval.  Lessor shall have approved the Construction
          ---------------
Documents.

     (b)  Documents.  Lessor shall have received all the following, each duly
          ---------
executed and in form and substance satisfactory to Lessor:

          (i) Certified Documents. Copies, certified by Lessee as being true and
              -------------------
     correct copies, of the Construction Documents, together with all required governmental permits, licenses and approvals;

          (ii) Assignment of Contracts. Assignments by Lessee of the
               -----------------------
     Construction Documents and all required governmental permits, licenses and approvals, all in the form of the respective assignments attached hereto as Schedule C, together with the consents to assignment (satisfactory to the
     ----------
     Lessor) of the Architect and the Contractor; Schedule C is hereby added to
                                                  ----------
     and made a part of the Original Building Lease;

          (iii) Subcontracts. A list, certified by Contractor, of each
                ------------
     subcontract and (to the extent not included in such subcontracts) each purchase agreement for work or materials; and, if subsequently requested in writing by Lessor, a copy of any such subcontract the cost of which equals or exceeds the sum of $200,000;

          (iv) Renovations Budget. A copy, certified by Lessee as being a true
               ------------------
     and correct copy, of Lessee's Renovations Budget;

          (v) Insurance. Certificates of insurance evidencing compliance with
              ---------
     the insurance requirements of this Lease and the Contractors Agreement;

          (vi) Appraisal. A FIRREA appraisal which (a) conforms to and complies
               ---------
     with the requirements set forth in Section 43 hereof, (b) sets forth the
                                        ----------
     appraised value of the Building prior to commencement of the Renovations (the "Preconstruction Value"), and (c) which demonstrates that the
           ---------------------
     Renovations, upon completion and taken as a whole, will enhance the Preconstruction Value by an amount not less than one hundred percent (100%) of the Maximum Advance Amount; and

          (vii)  Bonds.  If Lessee elects to have the Contractors Agreement
                 -----
     bonded, then there shall also be furnished to Lessor one or more payment and performance bonds (collectively, the "Bonds") covering the Contractors
                                               -----
     greement, which Bonds shall name Lessor as a co-obligee under a dual obligee bond and shall expressly permit Lessor direct access to and recourse against the issuer of the bond.

     21.4.  Conditions Precedent to Each Advance.  Lessor's obligation to make
            ------------------------------------
each Advance (including the initial Advance) shall be subject to the following conditions precedent, all at Lessee's expense:

     (a)  Documents.  Lessor shall have received all of the following, in form
          ---------
and substance reasonably acceptable to Lessor, at least 10 Business Days prior to the requested disbursement date:

          (i) Draw Request. A written request from Lessee or its agent
              ------------
     requesting the Advance, which request shall be in the form attached hereto as Schedule D (a "Draw Request"); Schedule D is hereby added to and made a
        ----------     ------------    ----------
     part of the Original Building Lease;

          (ii) Architect's Certification; Architect's Certificate for Payment. A
               --------------------------------------------------------------
     written certification from the Architect in the form attached hereto as Schedule E;
     ----------

     Together with a certified copy of the certificate for payment required to be delivered to Lessor by the Architect pursuant to the Contractors Agreement; Schedule E attached hereto is hereby added to and made a part of
                ----------
     the Original Building Lease;

          (iii) Contractor's Certification; Contractor's Application for
                --------------------------------------------------------
     Payment. A written certification from the Contractor in the form of
     -------
     Schedule F attached hereto, together with a certified copy of the
     ----------
     Contractor's Application for Payment required to be delivered to Lessor by the Contractor pursuant to the Contractor's Agreement; Schedule F attached
                                                            ----------
     hereto is hereby added to and made a part of the Original Building Lease;

          (iv) Electrical Certification; Mechanical Certification. Written
               --------------------------------------------------
     certification from Sasco Valley Electric in the form of Schedule G attached
                                                             ----------
     hereto, and written certification from The Linford Company in the form of Schedule H attached hereto; Schedules G and H
     ----------                  -----------     -
     attached hereto are hereby added to and made a part of the Original Building Lease;

          (v) Lien Waivers. Unconditional waivers and releases of mechanics'
              ------------
     liens for all work previously performed on the Land from (1) the Contractor and (2) subcontractors and material suppliers on whose behalf funds are sought for payment or have theretofore been disbursed, all of which waivers shall comply with the mechanics' lien law of the State of California and shall conform with the requirements of the Title Company;

          (vi) Title Policy/Endorsement. (a) With respect to the first Advance,
               ------------------------
     an ALTA Owner's Title Policy (the "Title Policy") insuring Lessor in the amount of $40,000,000.00 in substantially the same form as that certain ALTA Owner's Policy No. 113-00-470-120 issued by the Title Company to Lessor dated September 22, 1992 (and including the endorsements issued thereon, substituting, however, CLTA Form 123.1 in place of CLTA 123.2) insuring, as of the date of the first Advance, Lessor's ownership interest in the Land and Leased Property, subject only to Permitted Exceptions (the "Title Policy"); and (b) with respect to each Advance except the first Advance, an endorsement or endorsements to the Title Policy to cover such Advance (i.e., increasing the policy amount and insuring against intervening matters since the date of the last such endorsement), which endorsement or endorsements shall show no encumbrances other than Permitted Exceptions;

          (vii) Progress Reports. Written statements from the Contractor and
                ----------------
     Lessee setting forth and describing the progress of construction, the date when it is anticipated that construction will be completed, and the causes of delays or problems which could reasonably be expected to delay or prevent completion of the Renovations; and

          (viii) Change Orders. All change order information since the later of
                 -------------
     June 30, 1993 or the date of the last Advance (to the extent not theretofore submitted to Lessor pursuant to Section 21.6(a), which change
                                                 ---------------
     orders shall be made in accordance with Section 21.6(a).
                                             ---------------
     (b) Financial Condition and Defaults.  No material adverse change in the
         --------------------------------
financial condition or operations of Guarantor and its subsidiaries shall have occurred at any time or times subsequent to the financial statements described at Section 3.1.5
                                                                  -------------
of the Guaranty, and Lessee shall not have received a written notice of Default which remains uncured and no Event of Default shall exist.

     21.5.  Additional Obligations of Lessee.  On the first day of each
            --------------------------------
Quarterly Period which commences during the period beginning as of the date hereof and ending on June 30, 1994, Lessee shall, unless an Advance is made on such date, provide to Lessor the information, documents and certificates required pursuant to Section 21.4(a), items (ii), (iii), (iv), (v), (vi)(b),
                     ---------------  -----------  -----  ----  ---  -------
(vii) and  (to the extent not theretofore submitted to Lessor pursuant to
- - -----
Section 21.6(a)) (viii).  During the period beginning on the date of the first
- - ---------------  ------
Advance and ending on June 30, 1994, provided that Lessee shall have fulfilled its obligations and shall be in compliance with its requirements under Sections
                                                                       --------
21.3(b) and 21.4(a) hereof, Lessor will not request from Lessee, and Lessee
- - -------     -------
shall not be required to furnish to Lessor, (i) copies of lien waivers pursuant to Section 3.2.2 of the Consent Agreement; (ii) later date title endorsements to Lessor's Owner's title policy pursuant to Section 3.2.1 of the Consent Agreement other than such later date endorsement upon final completion of the Alterations pursuant to such Section 3.2.1 of the Consent Agreement; (iii) copies of any permits, licenses or approvals pursuant to Section 4.1(C) of the Consent Agreement to the extent that Lessee has delivered to Lessor a copy thereof pursuant hereto.

     21.6.  Additional Provisions Regarding Construction.
            --------------------------------------------

     (a) Changes to Plans and Specifications.  Copies of all changes to the
         -----------------------------------
Plans and Specifications, the Renovations Budget and the Construction Schedule must be promptly submitted to Lessor. All such changes must be first approved by Lessor, except for those changes which:

          (i) Do not increase or decrease the aggregate cost of the Renovations as set forth in the original Renovations Budget described in Section 1 by
                                                                  ---------
     more than Five Hundred Thousand Dollars ($500,000) for any single change and which, when aggregated with all change orders made on or subsequent to the date hereof, do not exceed Two Million Dollars ($2,000,000) (aggregating all increases and decreases, and not netting decreases against
                                                   ---
     increases);

          (ii) Do not conflict with, or cause the Plans and Specifications to conflict with, and will not cause the Renovations (then or upon completion) to fail to comply with, any applicable law, regulation, permit, license or approval relating to the ownership, construction, use or occupancy of the Renovations, or any covenant, condition or restriction affecting the Leased Property or the Land; and

          (iii) Do not and will not result in a reduction in the Fair Market Value of the Leased Property.

     (b) Lessor Advances. If (1) an uncured Default or Event of Default exists
         ---------------
at any time, and (2) any of the following conditions exists: (i) Lessor reasonably believes that the Construction Schedule has been breached, (ii) Lessor reasonably believes that completion of construction of the Renovations is not being diligently pursued pursuant to Section 21.9, or (iii) Section 17
                                         ------------           ----------
hereof is being violated, then Lessor may at its option (but shall not be obligated to) make Advances, even though Lessee has failed or refused to make a Draw Request, and whether or not any conditions to such Advance shall have been satisfied and regardless of whether such Advance is made on the first day of a Quarterly Period, if Lessor deems it advisable to do so, including, without limitation, for the purpose of paying or reimbursing Lessor for any amounts owed by Lessee hereunder or under the Land Lease.

     (c) No Waivers.  The disbursement by Lessor of any Advance hereunder (i)
         ----------
without requiring fulfillment of any one or more of the conditions to such Advance provided for in this Lease shall not be deemed a waiver of any condition set forth herein with respect to any subsequent Advance and (ii) shall not be deemed an approval or acceptance by Lessor of the work theretofore done as having been completed in accordance with the Construction Documents.

     (d) Stored Materials.  Notwithstanding any other provision to the contrary,
         ----------------
Lessor shall not be required to make any disbursement for materials unless such materials are incorporated into Renovations or are on the Land at the time of such disbursement; Lessee hereby covenants that any materials on the Land but not yet incorporated into the Renovations shall not be removed from the Land without Lessor's prior written consent.

     (e) Permits.  Lessee will, promptly upon written request, deliver to Lessor
         -------
copies, certified by Lessee as being true and correct copies, of all governmental permits, licenses and approvals required for the construction of the Renovations, including, but not limited to, building permits and environmental approvals.

     21.7.  Use of Funds.  The proceeds of each Advance may be used only
            ------------
for the uses specified in the corresponding Draw Request and only in respect of the Renovations in respect of which such Advance is made.

     21.8.  Progress of Construction.  Lessee shall diligently pursue the
            ------------------------
construction and completion of the Renovations. Construction of all of the Renovations shall be subject to the time requirements and deadlines provided for in the Consent Agreement. Any failure to adhere to the time deadlines and schedules set forth in the Consent Agreement shall constitute, at Lessor's election, an Event of Default. Lessee shall deliver to Lessor prior to the date construction must be completed under the Consent Agreement, each of the following items in form and substance reasonably acceptable to Lessor, all at Lessee's expense:

     (a) Lien Waivers.  Final unconditional lien waivers and releases from (i)
         ------------
the Contractor and (ii) all subcontractors and materials suppliers in respect of all Renovations; and a final sworn statement from the Contractor.

     (b) Architect's Completion Certificate.  A certificate from the Architect
         ----------------------------------
certifying that construction has been substantially completed in accordance with the Construction Documents and has been completed in accordance with all applicable laws and regulations and all applicable governmental permits, licenses and approvals, and will also comply with the requirements of all covenants, conditions, and restrictions affecting the improved Parcel and certifying that attached thereto are true, correct and complete copies of all necessary or appropriate governmental permits, licenses and approvals for the ownership, use and occupancy of the Leased Property (including a Certificate of Occupancy), all of which have been issued, are unconditional and are in full force and effect, unmodified. Lessee shall furnish Lessor with an original (or copy certified by Architect) of the Architect's Certificate of Substantial Completion which the Architect is required to issue pursuant to the Contractor's Agreement. The requirement under Section 3.2.3(i) of the Consent Agreement that Lessee deliver to Lessor an Architect's certificate shall be deemed satisfied by delivery of the certificates required under this clause (b).
                                                 ----------

     (c) Final Plan.  A copy, certified by Lessee or the Architect as being a
         ----------
true and correct copy, of the final Plans and Specifications containing all field changes thereto made by the Contractor in the course of constructing the Renovations. The delivery of such certified final Plans and Specifications shall also satisfy the requirements under clause (iii) of
                                                             ------------
Section 3.2.3 of the Consent Agreement.

     (d) Permanent Occupancy.  A copy, certified by Lessee as being a true and
         -------------------
correct copy, of the final Certificate of Occupancy, together with all government certificates that Lessor may reasonably require from applicable governmental authorities, evidencing compliance with all zoning, building, fire, health, environmental and other applicable laws, rules and regulations, together with evidence, satisfactory to Lessor, that there are no additions, actions or proceedings pending or threatened to alter or declare invalid any of those laws, ordinances, rules, regulations or permits or certificates for or relating to the Renovations, to the Land, or any part thereof. Fulfillment of the requirements under this clause (d) shall also fulfill the requirements under clause (ii) of
           ----------                                           -----------
Section 3.2.3 of the Consent Agreement.

     21.9.  Remedying Construction Defects.  Lessee will promptly remedy, in a
            ------------------------------
manner reasonably satisfactory to Lessor, all such parts or aspects of construction as Lessor may reasonably determine are not in compliance with the Plans and Specifications.

     21.10.  Legal Requirements; Insurance Requirements.  Lessee shall cause
             ------------------------------------------
such Renovations and the construction thereof to be in compliance with all Legal Requirements, the Construction Documents, any restrictions of record and Insurance Requirements.

     21.11.  Commitment Fees.  On the Execution Date, Lessee shall pay to Lessor
             ---------------
a facility fee in the amount of One Hundred Thousand Dollars ($100,000). In addition, Lessee shall pay to Lessor a commitment fee (the "Commitment Fee") for
                                                            --------------
the period from and including December 22, 1993 to and excluding the Funding Termination Date, equal to the average of the daily unused portion of the Maximum Advance Amount multiplied by 0.375% per annum. The Commitment Fee will be calculated on the basis of a 360-day year, and the actual number of days elapsed to be payable in arrears on each Installment Date, commencing on the first such date to occur after the Execution Date, and at maturity. Lessor shall pay to Lender the above described facility fee and Lender's share of the Commitment Fee as required in the loan documents entered into between Lessor and Lender. Nothing herein shall relieve Lessee and Guarantor from their obligations to pay to Lessor any amounts which become due and owing pursuant to that certain letter agreement (the "Letter Agreement)" by and among Lessee,
                                    ----------------
Guarantor, Lessor and CIBC Leasing Inc., dated July 23, 1993.

     18.  Right of Lessor to Perform Lessee's Covenants, Etc.  In Section 23,
          --------------------------------------------------      -----------
the following is inserted immediately after the phrase "perform any act" in the first sentence: "(including without limitation completion of the Renovations)."

     19.  Assignments, Subleases, Etc. by Lessee.  In Section 24.1, the second
          --------------------------------------      -------------
sentence shall end "operation of law or otherwise"; and the remainder of such sentence is hereby deleted.

     20.  Events of Default.  In Section 25.1, the following provisions are
          -----------------      ------------
hereby modified:

          (a) in clause (a), the phrase ", the Commitment Fees or amounts due
                 ----------
     and owing under the Letter Agreement" is hereby inserted after "Basic
     Rent";

          (b) clause (b) is hereby deleted and replaced with the following:
              ----------
     "Lessee shall fail to pay any amounts required to be paid pursuant to Sections 19.3, 20.3 or 41 on the date the same becomes due and payable;
     -------- ----  ----    --
     or";

          (c) the following clauses are hereby added after the text of clause
                                                                       ------
     (o) but preceding the period:
     ---
               (p) any Event of Default (as that term is defined in the Consent Agreement) shall occur under the Consent Agreement; or

               (q) a breach or Default by Lessee of its obligations described in Sections 21.5, 21.6(a), 21.6(d), 21.7, 21.8 or 21.9 shall occur.
          -------------  -------  -------  ----  ----    ----

     21.  Trustee; Power of Sale.  In Section 26, all references to "Lessor
          ----------------------      ----------
Purchase Price" are hereby changed to "Balance Due." The reference to "Continental Lawyers Title Company" in Section 26 is hereby changed to "Lawyers
                                       ----------
Title Insurance Company."

     22.  Further Assurance for Lessee's Obligations.  All references in Section
          ------------------------------------------                     -------
27 to the "Lessor Purchase Price" are hereby changed to the "Balance Due".
- - --

     23.  Lender Costs.  Section 28 is hereby deleted and replaced with the
          ------------   ----------
following:

          "28.  Lender Costs.  Lessee hereby agrees to pay to Lender on Lessor's
                ------------
     behalf all amounts described in Section 14 and Section 15 of that certain Loan Agreement, dated as of December 17, 1993, between Lessor and Lender (the "Loan Agreement"). All such amounts shall be paid by
           --------------

     Lessee at the time, in the manner and as provided in the Loan Agreement or as directed by Lender."

     24.  End of Lease Term.  In Section 37, the phrase "and subject to the
          -----------------      ----------
Obligations of Lessee as provided for at Section 41" is hereby inserted after
                                         ----------
"termination of this Lease" in the first sentence.

     25.  Purchase and Remarketing of Leased Property.  In Section 41, the
          -------------------------------------------      ----------
phrase "payment of the Balance Due and the" is hereby inserted immediately preceding the phrase "purchase and sale".

     26.  Lessee's Option to Purchase.  Section 41.1(a) is hereby deleted and
          ---------------------------   ---------------
replaced with the following:

          41.1 Lessee's Option to Purchase. (a) Subject to the terms and
               ---------------------------
     conditions and provisions set forth in this Section 41.1, Lessee shall have
                                                 ------------
     the option (the "Purchase Option"), to be exercised as set forth below at
                      ---------------
     any time on or before the Option Termination Date (as hereinafter defined), to purchase from Lessor at any time during the Fixed Term Lessor's interest in the Leased Property. Such option must be exercised by written notice to Lessor, which exercise shall be irrevocable; and such exercise notice will specify the closing date, which must occur on an Installment Date, for Lessee's purchase of the Leased Property, which date shall not be more than sixty (60) days following Lessor's receipt of such notice but in no event later than the Expiration Date, and the closing of the conveyance of the Leased Property shall occur on such date. In such event, subject to the provisions set forth in this Section 41, on such closing date, Lessor shall
                                  ----------
     convey to Lessee, and Lessee shall purchase from Lessor, Lessor's interest in the Leased Property. The purchase price to be paid by Lessee for the Leased Property shall be an amount equal to the Balance Due as of the closing date of Lessee's purchase of the Leased Property. As a condition to Lessor's obligations hereunder, Lessee shall also pay to Lessor all Basic Rent, Additional Rent and other amounts that may have accrued as of such date.

     27.  Purchase.  Section 41.2 is hereby deleted and replaced with the
          --------   ------------
following:

          41.2 Expiration Date Obligation to Pay and Purchase. Unless Lessee
               ----------------------------------------------
     shall have exercised the Purchase Option, then, subject to the terms, conditions and provisions set forth in this Section 41, Lessee shall be
                                                 ----------
     required to purchase all of Lessor's interest in the Leased Property and pay to Lessor the Balance Due as of the Expiration Date
     along with all accrued Basic Rent, Additional Rent and other amounts then due. Upon receipt of such amount, Lessee shall be deemed to have purchased from Lessor, and Lessor shall convey to Lessee, on the Expiration Date all of Lessor's interest in the Leased Property. Lessee acknowledges that under
     Section 41 of the Land Lease, Lessee shall be obligated to pay the Balance
     ----------
     Due (as defined in the Land Lease) under the Land Lease and purchase the Land simultaneously with the purchase of the Leased Property. Lessee may designate, in a notice given to Lessor not less than ten (10) days prior to the closing of such purchase (time being of the essence), a transferee to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation
                             --------
     of a transferee shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease, including without limitation its obligation to pay the Balance Due on the Expiration Date and all other accrued amounts.

     28.  Acceleration of Purchase Obligation.  Section 41.3 is hereby deleted
          -----------------------------------   ------------
and replaced with the following:

          41.3  Acceleration of Expiration Date Obligation.  Lessee shall be
                ------------------------------------------
     obligated to purchase Lessor's interest in the Leased Property and pay to Lessor the Balance Due along with all amounts which have accrued and are due and payable hereunder immediately upon the occurrence of any Event of Default specified in clauses (k) or (l) of Section 25.1. Further,
                          -----------    ---    ------------
     notwithstanding anything contained herein to the contrary, at any time upon the occurrence and during the continuance of an Event of Default, if Lessor gives Lessee a notice under Section 25.2(a)(i) terminating Lessee's right
                                 ------------------
     of possession (for purposes of this Section 41 such notice being referred
                                         ----------
     to as a "Purchase Acceleration Notice"), Lessee shall be obligated to
              ----------------------------
     purchase Lessor's interest in the Leased Property and to pay to Lessor the Balance Due along with all amounts which have accrued and are payable hereunder on the date which is ten (10) business days following Lessee's receipt of such Purchase Acceleration Notice. If Lessee's obligations under this Section 41.3 take place on a date other than an Installment Date,
          ------------
     Basic Rent shall be prorated to such date. Lessee acknowledges that its receipt of a Purchase Acceleration Notice under this Section 41.3 shall
                                                          ------------
     also constitute a receipt by Lessee of a Purchase Acceleration Notice under the Land Lease. The Lessor's right to terminate the Purchase Option pursuant to Section 41.1 and to accelerate the purchase of the Lessor's
                 ------------
     interest in the Leased Property are independent of each other, and notwithstanding anything in Section 41.1 to the
                                 ------------
     contrary, unless the Option Termination Date shall have first occurred, the Purchase Option shall terminate and be of no further force or effect on the date that any Purchase Acceleration Notice is given.

          If Lessee fails to purchase Lessor's interest in the Leased Property and pay the Balance Due along with all other amounts as provided for in the preceding paragraph on the tenth (10th) Business Day following Lessee's receipt of the Purchase Acceleration Notice, then, Lessor shall be free to sell the Leased Property to another Person and upon any such subsequent sale to any other Person by Lessor of Lessor's interest in the Leased Property, Lessor shall be entitled to recover from Lessee, and Lessee shall upon demand pay to Lessor, an amount equal to (i) the Balance Due, plus
                                                                        ----
     (ii) the amount of all Basic Rent, Additional Rent and other sums payable hereunder to and including the date of such demand (including, without limitation, Breakage Amounts and all costs and expenses incurred by Lessor in effectuating its remedies and making such sale or sales), minus (iii)
                                                                  -----
     the amount of all consideration (on a present value basis determined by the application of a discount factor (per annum) equal to five percent (5%) to the extent such consideration is not cash), received by Lessor in connection with such sale.

     29.  Determination of the Purchase Price.  In Section 41.4, (a) such
          -----------------------------------      ------------
Section shall hereafter be entitled "Breakage"; (b) the first grammatical
                                     --------
paragraph is hereby deleted; (c) the remainder of said Section is hereby deleted and replaced with the following:

          In addition to all other amounts owed to Lessor hereunder, if Lessee's payment of the Balance Due and purchase of Lessor's interest in the Leased Property occurs on a date other than the LIBO Last Day (defined below), and if the LIBO Rate for the three (3) month period commencing on the date on which the Balance Due is paid is less than the LIBO Rate in effect during the Quarterly Period in which such payment occurs, then Lessee shall pay to Lessor on such date as an additional component of the Balance Due, the Breakage Amount (defined below). If Lessee's payment of the Balance Due occurs when a six (6) month LIBO Rate is in effect and on a date other than the second Installment Date of such period, the Breakage Amount shall be an amount equal to the present value of the difference between (A) the portion
                                              ----------
     of the Basic Rent payments for the two (2) Quarterly Periods for which such six (6) month LIBO Rate applies (prorated for the number of days in the period beginning on the date of such purchase and ending on the second Installment Date occurring in such six (6) month period with respect to which such six (6) month LIBO Rate applies), and (B) an amount equal to what the portion of the Basic Rent for such two Quarterly Periods (prorated for the number of days in the period beginning on the date on which such purchase occurs and ending on the second Installment Date occurring in such six (6) month period with respect to which such six (6) month LIBO Rate applies) would have been had the Basic Rent for such two
     (2) Quarterly Periods been calculated using the three (3) month LIBO Rate in effect on the date of such purchase. If Lessee's payment of the Balance Due occurs when a three (3) month LIBO Rate is in effect on other than the last day of a Quarterly Period, the Breakage Amount shall be an amount equal to the present value of the difference between (A) the portion of the
                                       ----------
     Basic Rent payment for such Quarterly Period in which such purchase occurs (prorated for the number of days during the period beginning on the date of such purchase and ending on Installment Date at the end of such Quarterly Period) and (B) an amount equal to what the portion of the Basic Rent payment for such Quarterly Period (prorated for the number of days in the period beginning on the date of such purchase and ending on the Installment Date at the end of such Quarterly period) would have been had the Basic Rent for such Quarterly Period been calculated using a three (3) month LIBO Rate in effect on the date of such purchase. In either case, such difference shall be discounted at a rate of 5% per annum. If any statute or rule of law shall validly limit the amount due under this Section 41.4 to
                                                               ------------
     less than the amount above agreed upon, Lessor or Assignee shall be entitled to the maximum amount allowable under such statute or rule of law.

     30.  Purchase Procedure.  In Section 41.5, (a) the phrase "purchase price
          ------------------      ------------
therefor" in the first paragraph is hereby deleted and replaced with "Balance Due (and all other amounts due and owing hereunder)"; (b) the second grammatical paragraph, the first sentence shall begin as follows: "If Lessee shall purchase Lessor's interest in the Leased Property pursuant to Section 41.1(b) or if
                                                     ---------------
Lessee's obligation to pay the Balance Due and purchase the Leased Property is accelerated pursuant to Section 41.3, Lessee shall deliver the Balance Due to
                        ------------
Lessor together with ..."; and (c) the following is hereby inserted at the end of the parenthetical in the penultimate sentence in such second grammatical paragraph: "and pay to Lessor the Balance Due along with all other amounts due and owing hereunder".

     31.  Option to Remarket.  The second grammatical paragraph of Section 41.6
          ------------------                                       ------------
is hereby deleted and replaced with the following:

          Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which shall render the Remarketing Option and Lessee's exercise thereof null and void, in which event, Lessee shall be obligated on the Expiration Date to pay to Lessor the Balance Due (and all other accrued amounts) and perform its obligations under Section 41.2
                                                                  ------------
     and if the Expiration Date shall have occurred, this Lease shall automatically be deemed extended until five (5) Business Days after such Expiration Date and the purchase by Lessee under Section 41.2 and payment
                                                      ------------
     of the Balance Due and all other amounts due and owing hereunder shall (and all other accrued amounts) be consummated on the fifth such Business Day.

     Subparagraph I is hereby deleted and replaced with the following: "The Renovations shall have been completed in accordance with the requirements set forth at Section 21, and any Restoration (in the event of a Taking or any
         ----------
casualty or other damage or destruction) shall be completed prior to Expiration Date."

     In subparagraph J, the first reference to "Lessor Purchase Price" is hereby deleted and replaced with "Balance Due plus all other amounts due and owing hereunder", and the second reference thereto is hereby replaced with "Balance Due". The reference in clause (x) in such subparagraph J to $12,763,323.00 is
                        ----------
hereby deleted and replaced with Twenty-Three Million Eight Hundred Forty-Two Thousand Six Hundred Twenty-Two Dollars ($23,842,622.00).

     The reference in subparagraph L to "Lessor Purchase Price" is hereby deleted and replaced with "Balance Due and all other amounts due and owing hereunder".

     The parenthetical and succeeding phrase "within ten (10) business days" in subparagraph M is hereby deleted and replaced with the following: "(and Lessee shall be obligated to purchase the Leased Property and pay to the Lessor the Balance Due together with all other amounts due and owing hereunder pursuant to

Section 41.2) within five (5) business days".
- - ------------

     The following sentence is hereby added after the last sentence in Section
                                                                       -------
41:  "Lessee shall pay to Lessor each amount due pursuant to this Section 41 by
- - --                                                                ----------
no later than 12:00 Noon (Los Angeles time) on the date such payment is due and payable."

     32.  Transaction Expenses.  The following subsection is hereby added to
          --------------------
Section 51 after the end of clause (iv) thereof
- - ----------                  -----------
but prior to the period (and the word "and" at the end of clause (iii) thereof
                                                          ------------
is hereby deleted):

     "; and

          (v) The out-of-pocket expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery and perfection of the loan documents entered into between Lender and Lessor pursuant to which Lessor finances a portion of its obligations hereunder or otherwise refinances its interest in this Lease, including, without limitation, all reasonable fees and disbursements of counsel to Lender."

     33.  The following Sections are hereby inserted after Section 51 (and the
                                                           ----------
subsequent Sections are hereby renumbered accordingly).

          52. Additional Waivers. IN CONNECTION WITH THE TRANSACTIONS PROVIDED
              ------------------
     FOR HEREIN AND AS FURTHER CONSIDERATION FOR LESSOR AGREEING TO ENTER INTO THIS SECOND AMENDMENT, LESSEE WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE (S)(S) 1951.2, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2838, 2839, 2845, 2848, 2849 AND 2850, TO THE
     EXTENT APPLICABLE, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580A, 580B, 580C, 580D AND 726, AND, TO THE EXTENT APPLICABLE, CHAPTER 2 OF PART IV, TITLE 14, OF THE CALIFORNIA CIVIL CODE.

          53. Lessee Further Acknowledgments. Lessee has been represented by
              ------------------------------
     legal and tax counsel, independent accountants and other professionals, each of which has been personally selected by Lessee, as Lessee has found necessary to consult concerning the consummation of the transactions contemplated in this Lease and the other Operative Agreements, and such representation has included an examination and analysis of Lessee's rights and obligations and the basis of all accounting, tax, financial and legal aspects and treatment under this Lease and the other Operative Agreements. With respect to the accounting, tax, financial and legal consequences of the transactions contemplated herein and in the Operative Agreements, Lessee is relying solely upon the advice of its own tax, accounting and legal advisors and upon its knowledge with respect thereto.

          54. Certain Tax Matters. Without limiting the acknowledgements made by
              -------------------
     Lessee at Section 53, Lessor and Lessee agree that, in accordance with
               ----------
     their intentions and the substance of the transactions contemplated hereby and to the extent permitted by law, Lessee (and not Lessor) shall be treated as the owner of the Leased Property for Federal, state, and local income tax purposes. Lessee shall be entitled to take any deduction, credit allowance or other reporting, filing or other tax position consistent with such characterizations. Lessor shall not file any Federal, state or local income tax returns, reports or other statements in a manner which is inconsistent with the foregoing provisions of this Section 54.
                                           ----------

          55. Attorneys' Fees and Legal Expenses. If either party commences any
              ----------------------------------
     legal action or other proceeding to enforce any of the terms of this Lease or any of the Operative Documents to which Lessor and Lessee are a party, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party shall be entitled to recover from the nonprevailing party all reasonable attorneys' fees and costs incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment.

B.   AFFIRMATION OF STATUS OF ORIGINAL BUILDING LEASE

     Except as amended by this Second Amendment, the Original Building Lease is unchanged; and, as amended by this Second Amendment, the Original Building Lease remains in full force and effect.

     IN WITNESS WHEREOF, all parties hereto have caused this Second Amendment to be duly executed as of the date first set forth above.

                                   LESSOR:  CIBC INC., a Delaware corporation


                                            By  /s/ Tom R. Wagner
                                                -------------------------------
                                               Name:   Tom R. Wagner
                                               Title:  Vice President


                                            By
                                                _______________________________
                                               Name:
                                               Title:


                                   LESSEE:  AMD INTERNATIONAL SALES & SERVICE,
                                            LTD., a Delaware corporation


                                            By  /s/ Marvin D. Burkett
                                                -------------------------------
                                               Name:   Marvin D.Burkett
                                               Title:  Sr. VP. CFO and Treasurer

                                ACKNOWLEDGEMENT


STATE OF CALIFORNIA        )
                           )  ss
COUNTY OF SAN FRANCISCO    )


     On December 17, 1993, before me, Rhonda Allerhand, personally appeared Tom
R. Wagner, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                    Signature:  /s/  Rhoda Allerhand
                               ----------------------------


     (Seal)



STATE OF CALIFORNIA      )
                         )  ss
COUNTY OF SANTA CLARA    )


     On December 17, 1993, before me, Janis V. Cahill, personally appeared Marvin Burkett, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                    Signature:  /s/  Janis V. Cahill
                               ----------------------------


     (Seal)